CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 33-52272 on Form N-1A, of our reports dated December 23, 2024 relating to the financial statements and financial highlights of the TCW Concentrated Large Cap Growth Fund (formerly TCW Select Equities Fund), TCW Conservative Allocation Fund, TCW Global Real Estate Fund, TCW Relative Value Large Cap Fund, TCW Relative Value Mid Cap Fund, TCW Core Fixed Income Fund, TCW Global Bond Fund, TCW Securitized Bond Fund (formerly TCW Total Return Bond Fund), TCW Emerging Markets Income Fund, and TCW Emerging Markets Local Currency Income Fund, each a series of TCW Funds, Inc., appearing in the Annual Reports on Form N-CSR of TCW Funds, Inc. for the year ended October 31, 2024, and to the references to us under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, which are part of such Registration Statement.

Los Angeles, California
February 24, 2025